[Letterhead of RSM US LLP]

Exhibit 16.1
March 13, 2024

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Monroe Capital Corporation’s statements included under Item 4.01(a) of its Form 8-K filed on March 13, 2024 and we agree with such statements concerning our firm.

/s/ RSM US LLP